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                                                                     Exhibit 5.1



                                                               January 11, 2001


U.S. Bancorp,
   U.S. Bank Place,
      601 Second Avenue South,
         Minneapolis, MN 55402

Ladies and Gentlemen:

            In connection with the registration under the Securities Act of 1933 (the "Act") of 1,002,000,000 shares (the "Securities") of Common Stock, par value $0.01 per share, of U.S. Bancorp, a Delaware corporation (the "Company"), to be issued in connection with the Agreement and Plan of Merger, dated as of October 3, 2000, and amended as of October 23, 2000 and as of December 18, 2000 (the "Merger Agreement") by and between Firstar Corporation and the Company, we, as your counsel, have examined such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion. Upon the basis of such examination, we advise you that, in our opinion, when the

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U.S. Bancorp                                                                -2-


registration statement relating to the Securities (the "Registration Statement") has become effective under the Act and the Securities to be issued under the Merger Agreement have been duly issued and delivered as contemplated by the Registration Statement and the Merger Agreement, the Securities will be validly issued, fully paid and nonassessable.

            The foregoing opinion is limited to the Federal laws of the United States and the Laws of the State of Delaware, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

            We have relied as to certain matters on information obtained from public officials, officers and counsel for the Company and other sources believed by us to be responsible.

            We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading "Validity of U.S. Bancorp Common Stock" in the Proxy Statement/Prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

                                           Very truly yours,

                                           /s/ Sullivan & Cromwell